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                                                                   EXHIBIT 4.2.1

                                                                  EXECUTION COPY

                      SECOND REGISTRATION RIGHTS AGREEMENT

                  This SECOND REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of January 2, 2004, is made and entered into by and among Bakers Footwear Group, Inc., a Missouri corporation (the "Company"), Special Situations Fund III, L.P., a Delaware limited partnership, Special Situations Cayman Fund, L.P., a Delaware limited partnership, Special Situations Private Equity Fund, L.P., a Delaware limited partnership, The Crown Advisors LLC, a Delaware limited liability company, Crown Investment Partners, LP, a Delaware limited partnership, SWB Holdings, Inc., a Missouri corporation, and Julian Edison (each a "Holder" and collectively "Holders").

                                    RECITALS

                  WHEREAS, the Company and Holders entered into that certain Debenture Purchase Agreement, dated as of April 4, 2002 (the "Purchase Agreement"), pursuant to which the Holders have purchased subordinated convertible debentures (the "2002 Debentures") from the Company;

                  WHEREAS, in connection with the Purchase Agreement, the Company agreed to register for resale under the Securities Act shares of its voting common equity issuable to the Holders upon conversion of the 2002 Debentures, pursuant to that certain Registration Rights Agreement, dated April 4, 2002 (the "2002 Registration Rights Agreement");

                  WHEREAS, the Holders have agreed with the Company to exchange their 2002 Debentures for new subordinated convertible debentures (the "New Debentures") pursuant to that certain Convertible Debenture Exchange Agreement, dated as of even date herewith (the "Exchange Agreement");

                  WHEREAS, the Company has filed a registration statement on Form S-1 (No. 333-86322, as amended from time to time, the "Existing Registration Statement") with the SEC under the Securities Act, which Existing Registration Statement has not yet been declared effective by the SEC;

                  WHEREAS, in connection with the Exchange Agreement, the parties have agreed to amend the 2002 Registration Rights Agreement in its entirety and to replace it with this Second Registration Rights Agreement, provided that the Company consummates an IPO (as defined herein) on or before April 4, 2004; and

                  WHEREAS, in the event that the Company shall not have consummated an IPO (as defined herein) on or before April 4, 2004, the parties agree that this Agreement shall be void, and the 2002 Registration Rights Agreement shall remain unmodified and in full force and effect in accordance with its terms.

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                  NOW THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1. DEFINITIONS. As used in these provisions, the following terms shall have the following meanings:

                           "Business Day" shall mean any day which is not a Saturday, Sunday or other day on which banking institutions doing business in St. Louis, Missouri and New York, New York, are authorized or obligated by law or required by executive order to be closed.

                           "Common Stock" shall mean the Class A common stock, par value $0.001, of the Company, and any other securities into which or for which such common stock has been converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets, or otherwise.

                           "Conversion Securities" shall have the meaning ascribed thereto in the New Debentures.

                           "Effectiveness Date" shall mean the date the Existing Registration Statement is declared effective by the SEC.

                           "Effectiveness Period" shall mean the period from the Effectiveness Date until the date which is two years after the Effectiveness Date or such earlier date when all Registrable Securities covered by the Registration Statement have been sold or may be sold without restriction pursuant to Rule 144(k) as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holders.

                           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                           "Holder" shall mean any of the persons or entities referred to above, so long as such person or entity holds any Registrable Securities, and any person or entity owning Registrable Securities who is a permitted assignee of rights under Section 9 of this Agreement.

                           "IPO" shall mean a firm commitment underwritten initial public offering of the Company's common equity pursuant to a registration statement filed by the Company under the Securities Act (other than such an offering on Form S-4 or Form S-8, or any successor forms).

                           The terms "register," "registered," and
         "registration" shall mean a registration effected by the preparation and filing of a Registration Statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

                           "Registrable Securities" shall mean the Conversion Securities received upon conversion of the New Debentures by any Holder or Holders and any securities of the

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         Company issued by the Company with respect to, in exchange for, or in replacement of such Conversion Shares following such conversion. The term "Registrable Securities" excludes, however, any security (i) the sale of which has been effectively registered under the Securities Act and which has been disposed of in accordance with a Registration Statement, (ii) that has been sold by a Holder in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof (including, without limitation, transactions pursuant to Rule 144) such that the further disposition of such securities by the transferee or assignee is not restricted under the Securities Act, or (iii) that may be sold by the holder without restriction pursuant to Rule 144(k).

                           "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with these provisions, including without limitation all (i) registration, qualification and filing fees; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of any Registrable Securities being registered); (iii) printing expenses, messenger, telephone and delivery expenses; (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of employees of the Company performing legal or accounting duties); (v) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of comfort letters customarily requested by underwriters);
         (vi) fees and expenses of listing or including any Registrable Securities on any securities exchange or national market system on or in which the shares of Common Stock are then listed or included; (viii) reasonable fees and expenses of one counsel for the Holders and (ix) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, stock transfer taxes, discounts or commissions attributable to the sale of any Registrable Securities and reasonable fees and expenses of underwriters' counsel (other than as provided in clause (ii) above).

                           "Registration Rights" shall mean the rights of the Holders to cause the Company to register Registrable Securities pursuant to this Agreement.

                           "Registration Statement" shall mean any registration statement or similar document filed with the SEC under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus or preliminary prospectus included as a part therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits to such Registration Statement and all material incorporated by reference in such Registration Statement.

                           "Rule 144" shall mean Rule 144 under the Securities Act, respectively, or a successor rule.

                           "SEC" shall mean the Securities and Exchange
         Commission or any successor entity.

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                           "Securities Act" shall mean the Securities Act of
         1933, as amended, and the rules and regulations promulgated thereunder.

                  2.       REGISTRATION.

                  (a) On or prior to the Effectiveness Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of all Registrable Securities on a continuous basis pursuant to Rule 415 under the Securities Act which shall contain, subject to written comments received from the SEC upon any review of such Registration Statement, the "Plan of Distribution" attached hereto as Exhibit A. Subject to paragraph 2(c) below, the Company shall cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the Effectiveness Date, and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act during the Effectiveness Period.

                  (b) Subject to paragraph 2(c) below, if the Company is obligated to file a Registration Statement pursuant to paragraph 2(a) and such Registration Statement is not filed with the SEC on or prior to the tenth day following the Effectiveness Date (the "Filing Deadline"), the Company will make pro rata payments to each Holder, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate principal amount of the New Debentures held by such Holder immediately prior to the conversion thereof into Conversion Securities (less any such principal amount that such Holder transfers on or prior to the Filing Deadline), for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed for which no Registration Statement is filed with respect to the Registrable Securities. In addition, if any such Registration Statement is not declared effective on or prior to the later to occur of (1) the date that is ninety (90) days following the date of the consummation of the IPO pursuant to the Underwriting Agreement (the "Underwriting Agreement") among the Company, Ryan Beck & Co., Inc. and BB&T Capital Markets, a Division of Scott & Stringfellow, Inc., as representatives of the several Underwriters to be named in Schedule A thereto (the "Underwriters") and (2) June 30, 2004 (the "Effectiveness Deadline"), the Company will make pro rata payments to each Holder, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount invested by such Holder for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been declared effective but has not been declared effective by the SEC. Such payments shall not constitute the Holders' exclusive remedy for such events. Such payments shall be made to each Holder in cash.

                  (c) Notwithstanding any other provision of this Agreement, if the underwriters or the Company at any time determine in good faith not to proceed with an IPO as a result of marketing conditions or other relevant factors that make it impracticable or inadvisable so to proceed, the Company shall not be required to proceed with, or to maintain the effectiveness of, any registration statement, including without limitation, the Existing Registration Statement.

                  3. REGISTRATION PROCEDURE. When required under Section 2 to effect the registration of Registrable Securities, the Company shall:

                           (a)      prepare and file with the SEC, a
         Registration Statement with respect to such Registrable Securities (which Registration Statement shall, pursuant to Rule 416 under the Securities Act, cover an indeterminate number of additional securities as may be

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         issuable upon the occurrence of an event specified in Rule 416) and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act during the Effectiveness Period;

                           (b)      prepare and file with the SEC such
         amendments, post-effective amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement and as may be necessary to keep the Registration Statement effective for the Effectiveness Period;

                           (c) notify the Holders when a Registration Statement or any post-effective amendment thereto is declared effective by the SEC;

                           (d) provide copies to and permit counsel designated by the Holders to review each Registration Statement and all amendments and supplements thereto no fewer than seven (7) days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

                           (e) furnish to the Holders and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be, one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder that are covered by the related Registration Statement;

                           (f) promptly after the filing of any document that is to be incorporated by reference into a Registration Statement or prospectus, provide copies of such document to the Holder(s) of Registrable Securities covered thereby and any underwriter;

                           (g) register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holder(s); provided, however, that the Company shall not be required to qualify to do business, file a general consent to service of process or subject itself to taxation in any such states or jurisdictions where it would not otherwise be required to so qualify to do business or consent to service of process or subject itself to taxation;

                           (h) cooperate with the Holder(s) of Registrable Securities and the underwriters, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;

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                           (i)      in the event the Company selects an
         underwriter for the offering, the Company shall enter into and perform its reasonable obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriter of such offering;

                           (j) if required by the underwriter, or if any Holder is described in the Registration Statement as an underwriter, the Company shall furnish, on the effective date of the Registration Statement (except with respect to clause (i) below) and on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with the Registration Statement (including any Holder deemed to be an underwriter), (i) (A) in the case of an underwritten offering, an opinion, dated as of the closing date of the sale of Registrable Securities to the underwriters, from independent legal counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters and the Holders participating in such underwritten offering or (B) in the case of an "at the market" offering, an opinion, dated as of or promptly after the effective date of the Registration Statement to the Holders, from independent legal counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in a public offering, addressed to the Holders, and (ii) a letter, dated as of the effective date of such Registration Statement and confirmed as of the applicable dates described above, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters (including any Holder deemed to be an underwriter);

                           (k) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

                           (l) use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

                           (m) notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and take such action as may be required to cure such defect;

                           (n) permit a representative of any Holder of Registrable Securities, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by such Holder or underwriter, to participate, at such person's own expense, in the preparation of the Registration Statement, and cause the Company's employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration;

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                           (o)      otherwise use commercially reasonable
         efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act (for the purpose of this subsection 3(k), "Availability Date" means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter); and

                           (p) With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holders to sell Registrable Securities to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or
         (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to each Holder upon request, as long as such Holder owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Holder of any rule or regulation of the SEC that permits the selling of the Registrable Securities without registration.

                           (q) at such time as the Company is a registrant entitled to use Form S-3 or any successor thereto to register the Registrable Securities, use its commercially reasonable efforts so to register such Registrable Securities under the Securities Act for resale to the public.

                  4. RIGHT TO WITHDRAW REGISTRATION. Notwithstanding anything herein to the contrary, the Company may delay, suspend or withdraw any registration or qualification of Registrable Securities required pursuant these provisions for a period not to exceed thirty (30) consecutive days or a total of more than sixty (60) days in any twelve (12) month period if the Company in good faith determines that any such registration would materially and adversely affect any material corporate event or would otherwise require disclosure of non-public information which the Company determines, in its reasonable judgment, is not in the best interests of the Company and its stockholders at such time; provided, however, that the Company uses its commercially reasonable efforts to minimize the delay period.

                  5.       CERTAIN OBLIGATIONS OF HOLDERS.

                           (a)      It shall be a condition precedent to the
obligations of the Company hereunder to include any Registrable Securities of a Holder in a Registration Statement that the

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Holder of such Registrable Securities furnish to the Company such information regarding itself, the Registrable Securities held by it, the intended method of disposition of such Registrable Securities as shall be required to effect the registration of such Holder's Registrable Securities, and such other information as the Company or the underwriter(s) may reasonably request.

                           (b)      Each Holder agrees that, upon receipt of any
notice from the Company (which may be oral) of the occurrence of any event of the kind described in Section 3(m) hereof (provided, that the Company need not describe any such event), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the then current prospectus until (i) such Holder is advised in writing by the Company that a new Registration Statement covering the reoffer of Registrable Securities has become effective under the Securities Act, or (ii) such Holder receives copies of a supplemented or amended prospectus contemplated by Section 3 hereof, or (iii) until such Holder is advised in writing by the Company that the use of the then current prospectus may be resumed.

                           (c)      No Holder may use any confidential
information received by it pursuant to this Agreement or the Exchange Agreement (including, without limitation, any notice referred to in Section 3(m) or 5(b) hereof) in violation of the Exchange Act or reproduce, disclose, or disseminate such information to any other person (other than his or her attorneys, agents and representatives having a need to know, and then only if they expressly agree to be bound hereby), unless such information has been made available to the public generally (other than by such recipient in violation of this Section 5) or such recipient is required to disclose such information by a governmental body or regulatory agency or by law in connection with a transaction that is not otherwise prohibited hereby, and then only after reasonable notice to the Company and it has been provided a reasonable opportunity to object to such disclosure, with the reasonable cooperation and assistance of such Holder. Each Holder agrees to comply with the Securities Act and other applicable laws in connection with the offer or sale of any Registrable Securities. The obligations in this Section 5(c) shall survive the expiration or termination of this Agreement.

                           (d)      The Holders shall not have any right to take
any action to restrain, enjoin or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

                  6. REGISTRATION EXPENSES. In the case of any registration of Registrable Securities required pursuant to these provisions, the Company shall pay all Registration Expenses regardless of whether the Registration Statement becomes effective, but shall not be obligated to pay any underwriting fees, stock transfer taxes, discounts or commissions attributable to the sale of any Registrable Securities, the fees and expenses of underwriters' counsel, or the fees and expenses of more than one counsel for the requesting Holder(s).

                  7. "MARKET STAND-OFF" (LOCK-UP) AGREEMENT. Each Holder shall enter into a "lock-up" agreement with the managing underwriters of the IPO, substantially in the form attached hereto as Exhibit B. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period and shall lift such stop-transfer restrictions immediately upon the end of such period.

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                  8.       INDEMNIFICATION AND CONTRIBUTION.

                           (a)      INDEMNIFICATION BY THE COMPANY. In the event
any Registrable Securities are included in a Registration Statement pursuant to these provisions, the Company hereby agrees to indemnify and hold harmless each Holder, its partners, directors, officers, managers or members and employees and each person, if any, who "controls" (within the meaning of the Securities Act) such Holder (the "Holder Indemnitees") against all losses, claims, damages, or liabilities, joint or several, or actions in respect thereof ("Losses") to which such Holder Indemnitees may become subject under the Securities Act, or otherwise, insofar as such Losses arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any related preliminary prospectus, or any related prospectus or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse such Holder Indemnitees for any legal or other expenses reasonably incurred by it or them in connection with investigating or defending any such Losses; provided, however, that the Company will not be so liable to the extent that any such Losses arise out of, or are based upon, an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, such preliminary prospectus, or such prospectus, or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company or an underwriter by or on behalf of a Holder specifically for use therein; provided further, that the Company shall not be liable, and this indemnification agreement shall not apply, to the extent that any such Losses are solely attributable to the failure of such Holder (or underwriter or agent acting on its behalf) to deliver a final prospectus (or amendment or supplement thereto) that corrects a material misstatement or omission contained in the preliminary prospectus (or final prospectus) provided that the Company provided the Holder with such corrected prospectus (or amendment or supplement thereto) prior to the time a prospectus was required to be delivered by the Holder and notified the Holder in accordance with the provisions hereof not to use such superseded preliminary prospectus (or final prospectus). The Company hereby agrees to indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their respective officers and directors and each person who "controls" (within the meaning of the Securities Act) such persons to the same extent as provided above with respect to the indemnification of the Holder Indemnitees, if so requested, except with respect to information furnished in writing specifically for use in any prospectus or Registration Statement by any selling Holders or any such underwriters.

                           (b)      INDEMNIFICATION BY THE HOLDER OF REGISTRABLE
SECURITIES. In the event any Registrable Securities of a Holder are included in a Registration Statement pursuant to these provisions, with respect to information provided by such Holder in writing specifically for inclusion in the Registration Statement, any related preliminary prospectus, or any related prospectus or any supplement or amendment thereto, such Holder shall severally indemnify and hold harmless the Company, and its directors, officers and employees and each person, if any, who "controls" (within the meaning of the Securities Act) the Company (the "Company Indemnitees") against any Losses to which the Company or such other person entitled to indemnification hereunder may become subject under the Securities Act, or otherwise, insofar as such Losses arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, such preliminary prospectus, or such prospectus, or any such amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state

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therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and such Holder shall reimburse the Company Indemnitees for any legal or other expenses reasonably incurred by it or them in connection with investigating or defending any such Losses, in each case to the extent, but only to the extent, that such Losses arise out of, or are based upon, an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, such preliminary prospectus, or such prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company or an underwriter by or on behalf of a Holder specifically for use therein. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to the information so furnished in writing by such persons specifically for inclusion in any prospectus or Registration Statement. The Holder shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each person who "controls" (within the meaning of the Securities Act) such persons to the same extent as provided above with respect to the indemnification of the Company, if so requested. In no event shall the liability of a Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

                           (c)      CONDUCT OF INDEMNIFICATION PROCEEDINGS.
Promptly after receipt by an indemnified party hereunder of notice of any claim or the commencement of any action by a claimant not an indemnified party hereunder ("Third-Party Claim"), the indemnified party shall, if a claim for indemnification in respect thereof is to be made by such indemnified party against an indemnifying party, promptly notify such indemnifying party in writing of such Third-Party Claim as soon as is reasonably practicable after said claim is actually known to the indemnified party; provided, however, that the right of an indemnified party to be indemnified hereunder in respect of Third-Party Claims shall not be adversely affected by such indemnified party's failure to notify the indemnifying party of such Third-Party Claim unless, and then only to the extent that, an indemnifying party is actually damaged or suffers any loss or incurs any additional expense as a result thereof. If any such Third-Party Claim is brought against an indemnified party, and it promptly notifies the indemnifying party thereof, the indemnifying party shall be entitled to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. After the indemnifying party gives notice to the indemnified party of its election to assume the defense of such Third-Party Claim, (i) the indemnifying party shall not, except as provided below, be liable to the indemnified party for any legal or other expense subsequently incurred by the indemnified party in connection with the defense thereof, (ii) the indemnifying party shall not be liable for the costs and expenses of any settlement of such claim or action unless such settlement was effected with the written consent of the indemnifying party or the indemnified party waived any rights to indemnification hereunder in writing, in which case the indemnified party may effect a settlement without such consent at its own cost and expense, and (iii) the indemnified party shall be obligated to cooperate with the indemnifying party in the investigation of such claim or action; provided, however, that the Holder Indemnitees may employ their own counsel to participate in the defense of a Third-Party Claim if they have been advised by counsel in writing that, in the reasonable judgment of such counsel, it is advisable for such Holder Indemnitees to be represented by separate counsel due to the presence of a conflict of interest between such Holder

Indemnitees and the indemnifying party, and in such event the reasonable fees and expenses of such separate counsel shall be paid by the Company; provided further, that the Company shall not be liable for the reasonable fees and expenses of more than one separate counsel at any time for all such Holder Indemnitees. An indemnifying party shall not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened Third-Party Claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such Third-Party Claim) unless such settlement, compromise or consent includes a release of such indemnified party reasonably acceptable to such indemnified party from all liability arising out of such Third-Party Claim, or unless the indemnifying party shall confirm in a written agreement reasonably acceptable to such indemnified party that, notwithstanding any federal, state or common law, such settlement, compromise or consent shall not adversely affect the right of any indemnified party to indemnification or contribution as provided in these provisions.

                           (d)      CONTRIBUTION. If for any reason the
indemnification provided for in Sections 8(a) or (b) hereof is unavailable to an indemnified party or is insufficient to hold it harmless as contemplated therein (other than due to the failure to give timely notice as provided above), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified party, but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f)) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

                           (e)      SURVIVAL OF INDEMNIFICATION. The obligations
under this Section 8 shall survive the completion of any offering of Registrable Securities covered by a Registration Statement pursuant to these provisions, and otherwise.

                  9. ASSIGNMENT OF REGISTRATION RIGHTS. The Registration Rights may be assigned by the Holder to a transferee or assignee of Registrable Securities, provided that (i) the Company is, promptly upon such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such Registration Rights are being assigned, (ii) the transfer of such Registrable Securities is effected in accordance with all applicable securities laws, (iii) immediately following such transfer the further disposition of such Registrable Securities by the transferee or assignee is restricted under the Securities Act, and (iv) the transferee executes an agreement to be bound by this Agreement, an executed counterpart of which shall be furnished to the Company, provided that no rights shall be transferred to a purchaser of Registrable Securities sold pursuant to a registration statement under the Securities Act or pursuant to a transaction under Rule 144 thereunder.

                  10. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holders of 50% of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Holder of any Registrable Securities, each future Holder of such securities and the Company.

                  11.      MISCELLANEOUS.

                           (a)      Notices. All notices, demands, requests, or
other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery (including delivery by courier), or facsimile transmission, addressed as follows:

                  If to the Company:

                  Bakers Footwear Group, Inc.
                  2815 Scott Avenue
                  St. Louis, Missouri 63103
                     Attn: Peter A. Edison, Chairman of the Board and Chief Executive Officer with a copy to:

                  Bryan Cave LLP
                  211 North Broadway, Suite 3600
                  St. Louis, Missouri 63102
                     Attn: J. Mark Klamer

                  If to any Holder, at its last known address appearing on the books of the Company maintained for such purpose, with a copy to:

                  Lowenstein Sandler PC
                  65 Livingston Avenue
                  Roseland, New Jersey 07068
                     Attn: John D. Hogoboom

Each party may designate by notice in writing a new address, and new counsel, to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication shall be deemed to have been duly given three (3) business days after being deposited in the mail, postage prepaid, if mailed; when delivered by hand, if personally delivered (including delivery by courier); or upon receipt, if sent by facsimile (followed by a confirmation copy sent by overnight courier).

From time to time as the Company may request, each Holder shall provide to the Company such evidence or documentation reasonably satisfactory to the Company, in its sole discretion, certified by an appropriate officer of such Holder, regarding the amount of Common Stock beneficially owned by such Holder and its status as an "affiliate" under the Securities Act.

                           (b)      Separability. It is the desire and intent of
the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                           (c)      Entire Agreement. This Agreement represents
the entire agreement of the parties with respect to the subject matter hereof and shall supersede any and all previous contracts, arrangements or understandings between the parties hereto with respect to the subject matter hereof, including without limitation, the 2002 Registration Rights Agreement; provided, however that in the event that an IPO is not consummated on or before April 4 2004, this Agreement shall terminate and be deemed void ab initio, and the 2002 Registration Rights Agreement shall remain unmodified and in full force and effect in accordance with its terms.

                           (d)      Interpretation. The headings contained in
this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                           (e)      Counterparts. This Agreement may be executed
in two or more counterparts, all of which shall be one and the same agreement, and shall become effective when original or telecopied counterparts have been signed by each of the parties and delivered to each other party.

                           (f)      Governing Law. This Agreement shall be
governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                           (g)      Calculation of Time Periods. Except as
otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, however, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be timely performed or given if performed or given on the next succeeding Business Day.

                           (h)      Further Assurances. The parties shall
execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

                           (i)      Assignments and Transfers by the Company.
This Agreement may not be assigned by the Company without the prior written consent of each Holder.

           [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have executed this Second Registration Rights Agreement as of the date first set forth above.

                           BAKERS FOOTWEAR GROUP, INC.

                           By /s/ Peter A. Edison
                              ---------------------
                           Name:  Peter A. Edison
                           Title: Chairman and CEO

                           SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

                           By: /s/ Austin Marxe
                               ---------------------

                           Name:   Austin Marxe
                                  ------------------
                           Title (if applicable):
                           Address:

                           SPECIAL SITUATIONS CAYMAN FUND, L.P.

                           By: /s/ Austin Marxe
                               ---------------------

                           Name:   Austin Marxe
                                 -------------------
                           Title (if applicable):
                           Address:

                           SPECIAL SITUATIONS FUND III, L.P.

                           By: /s/ Austin Marxe
                               ---------------------

                           Name:   Austin Marxe
                                 -------------------
                           Title (if applicable):
                           Address:

                            /s/   Julian Edison
                           --------------------------------------------

                           Name:  Julian Edison
                           Address: 8 St. Andrews Drive
                                    St. Louis, MO  63124

                           THE CROWN ADVISORS, LLC

                           By /s/ Chris H. Pauli
                             --------------------------------------------
                           Name:  Chris H. Pauli
                                -----------------------------------------
                           Title (if applicable): President
                           Address:540 Maryville Center Dr. Ste 120
                                   St. Louis, MO  63141

                           CROWN INVESTMENT PARTNERS, LP

                           By /s/ Chris H. Pauli
                              --------------------------------------------

                           Name:  Chris H. Pauli
                                ------------------------------------------
                           Title (if applicable): Managing Member of the General
                                                  Partner
                           Address:540 Maryville Center Dr., Ste 120
                                   St. Louis, MO  63141
                           SWB HOLDINGS, INC.

                           By:/s/ Robert A. Nielsen
                              --------------------------------------------
                              Name: Robert A. Nielsen
                              Title (if applicable):
                              Address: 120 South Central Avenue
                                       Clayton, MO  63105

                                                                       EXHIBIT A

                              PLAN OF DISTRIBUTION

         The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

         The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

         - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         - block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         - an exchange distribution in accordance with the rules of the applicable exchange;

         - privately negotiated transactions;

         - short sales;

         - through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

         - broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         - a combination of any such methods of sale; and

         - any other method permitted pursuant to applicable law.

         The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

         The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

         The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

         To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

         In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

         We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

         We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

         We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

                                                                       EXHIBIT B

                                                January ___, 2004

Ryan Beck & Co., Inc.
380 Madison Avenue
New York, New York  10017

Ladies and Gentlemen:

         The undersigned is exchanging convertible debentures (the "2002 Debentures") of Bakers Footwear Group, Inc., a Missouri corporation (the "Company"), which were originally acquired on April 4, 2002 pursuant to a private placement by the Company, for New Debentures pursuant to a Convertible Debenture Exchange Agreement dated as of the date hereof. The undersigned understands that the Company proposes to engage in an underwritten public offering of newly issued shares of the Company's Common Stock, $.0001 per share (the "Proposed Offering"), pursuant to a registration statement on Form S-1 (File No. 333-86322) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In connection with the Proposed Offering, the Company will enter into an Underwriting Agreement (the "Underwriting Agreement") among the Company, Ryan Beck & Co., Inc. and BB&T Capital Markets, a Division of Scott & Stringfellow, Inc., as representatives of the several Underwriters to be named in Schedule A thereto (the "Underwriters"), relating to the Proposed Offering.

         In order to induce the Underwriters to enter into the proposed Underwriting Agreement and to consummate the Proposed Offering, the undersigned hereby agrees not to, without the prior written consent of Ryan Beck & Co. Inc., during the Lock-Up Period (as defined below), directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any shares of the Company's Common Stock or securities convertible into or exchangeable for shares of the Company's Common Stock, including without limitation the New Debentures, now owned or acquired upon conversion of the New Debentures by the undersigned (collectively, the "Company Securities") or file any registration statement with respect to any of the foregoing, or enter into any swap or other agreement that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Company Securities, whether any such swap or transaction is to be settled by delivery of Company Securities, in cash or otherwise, except that the undersigned may (x) transfer Company Securities as a bona fide gift or gifts, provided that the undersigned provides prior written notice of such gift or gifts to Ryan Beck & Co., Inc. and the donee or donees thereof agree(s) to be bound by the restrictions set forth herein, or (y) exercise options to purchase the Company's Common Stock, which options have been issued as of the date hereof.

         For purposes hereof, the "Lock-Up Period" shall mean the period commencing on the date hereof and ending on the later to occur of (1) the date that is ninety (90) days following the date of the consummation of the Proposed Offering pursuant to the Underwriting Agreement and (2) June 30, 2004.

         Furthermore, the undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Company Securities in violation of this agreement.

          ___________________